Exhibit 8.10(j)

Amendment No. 9 to

Third-Party Insurance Administrative Services Agreement

This Amendment No. 9 (this “Amendment”), effective December 1, 2012, (the “Effective Date”), modifies certain terms of the Insurance Administrative Services Agreement dated September 7, 2004 as amended. (the “Agreement”), by and between Zurich American Life Insurance Company (“Client”) an Illinois domiciled insurer, and IBM Business Transformation Outsourcing Insurance Services Corporation, (“IIOS”), a South Carolina corporation with its principal place of business at 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615.

Except as specifically modified in this Amendment, all terms of the Agreement (as amended) shall remain in full force and effect. Any capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Agreement. This Amendment may be executed in counterparts.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	Amended Exhibit 3.2, Section I “Financial Account Support Services”.

Exhibit 3.2., Section I “Financial Accounting Support Services” shall be amended as follows (additions in bold, deletions in strikethrough):

20. Handle state tax withholding deposits, including inforce and annuitized policies, for 34 states for 40 states and the District of Columbia (vary by state)

21. Report state withholding taxes for 34 states for 40 states and the District of Columbia (quarterly and annually)

2.	Amended Exhibit 6.1, Section 2 “Services Fees”.

Exhibit 6.1, Section 2 “Services Fees” shall be amended to add the following fee to the existing list of Services Fees:

Service	Fee
Additional Tax Services (MK0249)	$3,950.00 Per month

The fee identified above is subject to the annual increase under the terms and conditions set forth in Exhibit 6.1.

Zurich IASA Amendment 9	Zurich and IIOS Confidential	Page 1 of 2

By the signatures of their authorized representatives, the Parties agree to the terms of this Amendment as of the Effective Date, regardless of when signed:

ZURICH AMERICAN LIFE INSURANCE COMPANY	IBM BUSINESS TRANSFORMATION OUTSOURCING INSURANCE SERVICES CORPORATION

/s/ Richard Grilli	/s/ Randy G. Kelley
Signature	Signature

Richard Grilli	Randy G. Kelley
Print Name	Print Name

Chief Operating Officer	Director, IIOS
Title	Title

January 15, 2013	January 15, 2013
Date	Date

Zurich IASA Amendment 9	Zurich and IIOS Confidential	Page 2 of 2